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                                                                    Exhibit 99.9

                          EXHIBIT A TO INSTRUCTIONS

                      NOTICE OF GUARANTEED DELIVERY
                                     for
                             RIGHTS CERTIFICATES
                                  issued by
                         AMERICAN ANNUITY GROUP, INC.

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated August ___, 1995 (the "Prospectus") of American Annuity Group, Inc., a Delaware corporation (the "Company"), if a holder of rights cannot deliver the Rights Certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Exchange Agent listed below (the "Exchange Agent") at or prior to ______ p.m., Eastern Time, on ________, 1995, unless extended by the Company (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Exchange Agent, and must be received by the Exchange Agent at or prior to the Expiration Date. See "The Rights Offering -- Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $[ ] per Underlying Share (as defined in the Prospectus) subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Exchange Agent in the manner specified in the Instructions as to the Use of Rights Certificates at or prior to the Expiration Date even if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.


                             THE EXCHANGE AGENT IS:

                          SECURITIES TRANSFER COMPANY

                              General Information:

==========================================================================================
                By Mail:            Facsimile Transmission            By Hand or
                                         Copy Numbers              Overnight Courier
- ------------------------------------------------------------------------------------------
Securities Transfer Company            (513) 287-8270          Securities Transfer Company
P.O. Box 1906                                                  One East Fourth Street
Cincinnati, Ohio 45201-1906        Confirm Facsimile by        12th Floor
                                         Telephone             Cincinnati, Ohio 45202

                                       (513) 579-2414
==========================================================================================



  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.





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Ladies and Gentlemen:

  The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing ______ Rights and that such Rights Certificate(s) cannot be delivered to the Exchange Agent. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one Underlying Share per Right with respect to Rights represented by such Rights Certificate and (ii) the Oversubscription Privilege, to the extent that Remaining Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to _____ Remaining Shares. The undersigned understands that payment of the Subscription Price of $[ ] per Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Exchange Agent within three New York Stock Exchange trading days following the Expiration Date, and represents that such payment, in the aggregate amount of $______, either (check appropriate box(es)):

/ / is being delivered to the Exchange Agent; or / / has been delivered separately to the Exchange Agent; and is being or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

   / /  Wire Transfer of Funds directed to ______________________

        Name of transferor institution __________________________

        Date of transfer ________________________________________

        Confirmation number (if available) ______________________

   / / Uncertified check payable to Securities Transfer Company, as Exchange Agent (Payment by uncertified check will not be deemed to have been received by the Exchange Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

        Name of maker ___________________________________________

        Date of check ___________________________________________

        Bank on which check is drawn ____________________________





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   / /  Certified check payable to  Securities Transfer Company

        Name of maker _________________________________________

        Date of check _________________________________________

        Bank on which check is drawn __________________________

   / /  Cashier's check payable to Securities Transfer Company

        Name of maker _________________________________________

        Date of draft _________________________________________

   / /  Money order payable to Securities Transfer Company

        Issuer or money order _________________________________

        Date of money order ___________________________________


Signature(s) _____________________      Address_____________________________

__________________________________             _____________________________

Name(s) __________________________             _____________________________
           Please type or print                      (Include Zip Code)

__________________________________             _____________________________

__________________________________     Area Code and Tel. No(s)_____________

                                         ___________________________________


(If signature is by a
trustee(s), executors(s),
administrator(s), guardian(s),
attorney(s)-in-fact, agent(s),
officer(s) or a corporation or
another acting in a  fiduciary
or representative capacity,
such capacity must be clearly
indicated above).
                                        Rights Certificates No(s.)
                                        (if available)  ____________________





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                             GUARANTEE OF DELIVERY
          (Not to be used for Rights Certificate Signature Guarantee)

       The Undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealer, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Exchange Agent the Rights Certificate(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents and the Subscription Price, all within three New York Stock Exchange trading days following the Expiration Date.

  _____________________________________     Dated: _______________________, 1995
            (Name of Firm)

  _____________________________________     Address: __________________________
         (Authorized Signature)

  _____________________________________     __________________________________
                (Name)                              (Including Zip Code)

  _____________________________________     __________________________________
                (Title)                      (Area Code and Telephone Number)

       The institution which completes this form must communicate the guarantee to the Exchange Agent and must deliver the Rights Certificate(s) and the Subscription Price to the Exchange Agent within the time period shown therein. Failure to do so could result in a financial loss to such institution.





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